HIGH-GRADE COPPER MINERALISATION EXTENDED 450 METRES INTO ENTRÉE’S LOOKOUT HILL

May 13, 2005 - ULAANBAATAR, MONGOLIA — Entrée Gold Inc (TSXV: ETG, “Entrée”) reports that Ivanhoe Mines Ltd. (TSX & NYSE: IVN, “Ivanhoe”) announced today that ongoing step-out drilling has now extended high-grade copper mineralization 450 metres into the Copper Flats region of Entrée’s Lookout Hill property, in Mongolia’s South Gobi region.

Hole EGD 008

Copper Flats is contiguous with, and directly north of, Ivanhoe’s Oyu Tolgoi project, in an area that is being jointly explored by Entrée and Ivanhoe. Hole EGD008, drilled on an azimuth of 270 degrees, inclined at -75 degrees and collared approximately 450 metres northeast of, and parallel to, hole EGD006, has intersected approximately 120 metres of very strong chalcopyrite and bornite (copper sulphide) mineralization with minor visible gold associated with bornite, beginning at a down-hole depth of 1380 metres (true depth of approximately 1340 metres). The mineralization is hosted in quartz monzodiorite with intense quartz stockwork and quartz flooding.

EDG008 is still drilling ahead in visibly very strong copper mineralization at a down-hole depth of 1500 metres (true depth of approximately 1460 metres below surface). The mineralization could project 400 metres to 500 metres up dip to the projected apex of the deposit relative to EGD006 and also is open down dip. Completion of the hole and assaying of the drill core is expected to take approximately one month.

Entrée President, Greg Crowe, commented: “This intersection marks the northeastly strike extension of the high-grade Hugo Dummett deposit onto Entrée’s property. It should also be noted that holes EGD007 and EGD010, which currently are drilling in volcanic stratigraphy that typically lies above the Hugo North mineralization at Oyu Tolgoi, are located approximately one kilometre and 1.65 kilometres, respectively, northeast of hole EGD006.

“The strength of the mineralization to the north of Oyu Tolgoi emphasizes the richness of the Hugo Dummett deposit, which is developing into an extensive, regional porphyry system. Elsewhere in the world, these systems are known to host several deposits over many square kilometres. Exploration at Lookout Hill outside the Entree/Ivanhoe joint project property (currently at Zones I/II and III) is in progress. Several areas known to host strong porphyry-style alteration, with gold and copper values, will be tested by Entrée to help determine the regional extent of what is developing into the world’s richest copper-gold porphyry camp.”

Holes EGD006 and EGD006A

Recently-completed hole EGD006, collared on Entrée’s Lookout Hill, five metres north of the Oyu Tolgoi boundary, intersected 258 metres grading 2.56% copper and 1.17 g/t gold, with 108 metres of 4.63% copper and 2.06 g/t gold (copper equivalent grade of 5.94%), starting at a depth of 1008 metres. Hole EGD006A, a navi-drill daughter hole from EGD006 to test the downward extension of the mineralization 80 metres down dip, has intersected approximately 200 metres of visibly very strong bornite-dominated, copper mineralization, starting at 1146 metres down hole, with a true depth of 1125 metres below surface. The hole also intersected 112 metres of moderate to strong chalcopyrite mineralization, beginning at 1038 metres down-hole, which continued to the start of the higher-grade and deeper, bornite-rich zone at 1146 metres. The hole is currently drilling at 1320 metres in very strong, bornite-rich mineralization.

EDG008 has visibly extended the strike length of the Hugo North copper-gold discovery to greater than 2.2 kilometres. Hugo North is part of the now 3.5-plus-kilometre-long Hugo Dummett Deposit, which in turn is part of the 6.5-kilometre-long chain of copper and gold deposits discovered to date by Ivanhoe at Oyu Tolgoi.

Other Drilling at Lookout Hill

Ivanhoe has six deep-hole-capacity rigs drilling on Lookout Hill to test for the northeasterly extension of the Hugo North deposit. Holes EGD007 and EGD010 have been collared one kilometre and 1.65 kilometres, respectively, northeast of EGD006 to test for the potential strike extension of the deposit. The holes are targeted on the eastern flank of a geophysical induced-polarization anomaly that extends approximately three kilometres north-northeast from the Entrée/Ivanhoe property boundary. EGD007 and EGD010, currently at down-hole depths of 1009 metres and 1073 metres respectively, are drilling in volcanic and volcaniclastic rock units that typically overlie the Hugo Deposit. A third drill hole, EGD016, collared midway between and parallel to EGD006 and EGD008, is currently drilling at a down-hole depth of 960 metres and is expected to intersect the deposit between 1000 metres and 1050 metres down hole.

Quality Control and Assurance

Robert Cann, P.Geo., Entrée’s Exploration Manager and a “qualified person” as defined by National Instrument 43-101, is responsible for the preparation of technical information in the Company’s news releases.

About Entrée Gold Inc.

Entrée Gold Inc. (www.entreegold.com) is an exploration stage, junior resource company engaged in the exploration of gold and copper prospects. The Company is a large landholder in Mongolia’s south Gobi Desert, near the Chinese border. Entrée maintains a 100% royalty-free interest in the 179,590 hectare Lookout Hill (Shivee Tolgoi) property which completely surrounds Ivanhoe Mines Ltd.’s 8,500 hectare, Turquoise Hill (Oyu Tolgoi) holdings. Ivanhoe has an earn-in agreement with Entrée whereby Ivanhoe can earn up to an 80% interest in a project area covering approximately 22% (approximately 40,000 hectares) of

Entrée’s Lookout Hill property by spending US$35 million on the project and financing Entrée’s subsequent share of project expenditures. The Company is a Tier 1 listed company that trades on the TSX Venture Exchange under the symbol “ETG”.

Entrée Gold Inc.

Greg Crowe, President

FURTHER INFORMATION

Primoris Group

Tel: 866-368-7330

Email: ETG@primorisgroup.com

Entrée Gold Inc.

Mona Forster, Business Manager

Tel: 604-687-4777

Website: www.entreegold.com

The TSX Venture Exchange does not accept responsibility for the adequacy or accuracy of this release.

This news release contains forward-looking statements. Forward-looking statements are statements which relate to future events. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “potential” or “continue” or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Forward-looking statements in this news release include those concerning the Company’s belief that the Hugo North Deposit extends onto Lookout Hill, that Ivanhoe will continue to explore joint Entrée – Ivanhoe project property portion of the company’s Lookout Hill property and that the results that may be obtained by the current exploration programs being carried out in the Lookout Hill property by Ivanhoe and the Company will continue to be encouraging.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Except as required by applicable law, including the securities laws of the United States, the Company does not intend to update any of the forward-looking statements to conform these statements to actual results. Readers are referred to the sections entitled “Risk Factors” in the Company’s periodic filings with the British Columbia Securities Commission, which can be viewed at www.SEDAR.com, and with the United States Securities and Exchange Commission, which can be viewed at www.SEC.gov.